Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 9 to Form S-11 on Form S-3 No. 333-207471) of KBS Growth & Income REIT, Inc. and in the related Prospectus of our report dated March 5, 2020, with respect to the consolidated financial statements and schedule of KBS Growth & Income REIT, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Irvine, California
March 5, 2020